EXHIBIT 99.2

UNAUDITED PROFORMA COMBINED CONDENSED STATEMENT OF OPERATIONS

On May 29, 2014, the Company entered into a license agreement with Mission Pharmacal Company (“Mission”), a privately-held healthcare medications and treatments provider, for the U.S. marketing rights to Thiola®. The license adds Thiola® to the Company’s product line. In July 2014, the Company amended the license agreement with Mission to secure the Canadian marketing rights to the product at no additional cost. The acquisition was financed with cash on hand and guaranteed minimum royalties payable during each calendar year consisting of (a) the greater of $2 million or (b) twenty percent (20%) of the Company’s net sales of Thiola through June 30, 2024. As of June 30, 2014, the present value of guaranteed minimum royalties payable is $11.8 million using a discount rate of approximately 11% based on the Company’s current borrowing rate. The acquisition is treated as an asset acquisition for GAAP purposes; as such, the Company capitalized $15 million related to the Thiola asset which consists of the up-front license fee, professional fees, and the present value of the guaranteed minimum royalties. Royalties in excess of the guaranteed minimum will be capitalized to the asset and be amortized over the remaining useful life.

The following unaudited pro forma combined condensed statements of operations are based on the separate historical statements of operations of the Thiola® Product line and Manchester (see below) after giving effect to the acquisitions and related financing and the assumptions and preliminary pro forma adjustments described in the accompanying notes to the unaudited pro forma combined condensed statements of operations. On March 26, 2014, the Company acquired 100% of the outstanding membership interests of Manchester Pharmaceuticals, LLC (“Manchester”). Under the terms of the agreement, the Company paid $29.5 million upon consummation of the transaction and entered into a noninterest-bearing promissory note with Manchester principals for $33 million. The unaudited pro forma combined condensed statements of operations for the year ended December 31, 2013 and the three months ended March 31, 2014 are presented as if the acquisitions had occurred on January 1, 2013 and combine the historical results of the Company, Thiola and Manchester for these periods. The historical financial results have been adjusted to give effect to pro forma events that are i) directly attributable to the acquisition, ii) factually supportable, and iii) expected to have a continuing impact on the combined results of the companies.

The unaudited pro forma combined condensed statements of operations are provided for informational purposes only. The unaudited pro forma combined condensed statements of operations are not necessarily, and should not be assumed to be, an indication of the results that would have been achieved had the acquisitions been completed as of the dates indicated or that may be achieved in the future and should not be taken as representative of future consolidated results of operations of the Company. Furthermore, no effect has been given in the unaudited pro forma combined condensed statement of operations for synergistic benefits and potential cost savings, if any, that may be realized through the combination of the companies or the costs that may be incurred in integrating their operations.

The unaudited pro forma combined condensed statements of operations should be read together with the accompanying notes to the unaudited pro forma combined condensed statements of operations, the historical consolidated financial statements of Retrophin and accompanying notes included in the Retrophin Annual Report on Form 10-K for the year ended December 31, 2013, the historical consolidated financial statements of Retrophin and accompanying notes included in the Retrophin Quarterly Report on Form 10-Q for the period ended March 31, 2014, the audited financial statements of Manchester, consisting of the balance sheets as of December 31, 2013 and December 31, 2012, and the related statements of operations, changes in members’ deficit and cash flows for the years then ended and the related notes to the financial statements filed in Form 8-K/A on June 10, 2014, and the historical financial statements of Thiola and accompanying notes for the year ended December 31, 2013 and the three months ended March 31, 2014 and 2013, included in Exhibit 99.2 to this Current Report on Form 8-K/A. The financial information included in the unaudited pro forma combined condensed financial statements is prepared in accordance with accounting principles generally accepted in the United States of America. An unaudited proforma combined condensed balance sheet is not presented as of March 31, 2014 because each acquisition is already reflected in the Company’s balance sheet in a previously filed Form 10-Q.

Retrophin, Inc. and Subsidiaries
Unaudited Pro Forma Condensed Combined Statement of Operations
For the year ended December 31, 2013
(amounts in thousands, except per share amounts)

	Retrophin, Inc.	Manchester Pharmaceuticals LLC		Proforma Adjustments	Proforma Condensed Combined	Thiola Product Line		Proforma Adjustments	Proforma Condensed Combined
Net product sales	$-	$4,394			$4,394	$1,998		-	$6,392

Operating expenses:
Cost of goods sold	-	439	(a)	4,461	4,900	465		-	5,365
Research and development	7,084	100			7,184	-		-	7,184
Royalties	-	-			-	248		-	248
Selling, general and administrative	16,888	398	(a)	215	17,501	-	(d)	1,505	19,006

Total operating expenses	23,972	937	(a)	4,676	29,585	713	(d)	1,505	31,803

Operating income (loss)	(23,972)	3,457			(25,191)	1,285		-	(25,411)

Other income (expenses):
Interest income (expenses), net	(50)	-	(b)	(1,717)	(1,767)	-	(e)	(1,411)	(3,178)
Realized gain on sale of marketable securities, net	374	-			374	-		-	374
Change in fair value of derivative instruments	(10,100)	-			(10,100)	-		-	(10,100)
Total other income (expenses), net	(9,776)	-	(b)	(1,717)	(11,493)	-	(e)	(1,411)	(12,904)

Income (loss) before provision for income taxes	(33,748)	3,457			(36,684)	1,285		-	(38,315)

Income tax expense	(76)	-			(76)	-		-	(76)

Net income (loss)	$(33,824)	$3,457			$(36,760)	$1,285		-	$(38,391)

Net loss per common share, basic and diluted	$(2.38)				$(2.08)				$(2.18)

Weighted average common shares outstanding, basic and diluted	14,205,264		(c)	3,429,412	17,634,676				17,634,676

Retrophin, Inc. and Subsidiaries
Unaudited Pro Forma Condensed Combined Statement of Operations
For the three months ended March 31, 2014
(amounts in thousands, except per share amounts)

	Retrophin, Inc.	Manchester Pharmaceuticals LLC (1)		Proforma Adjustments	Proforma Condensed Combined	Thiola Product Line		Proforma Adjustments	Proforma Condensed Combined
Net product sales	$28	$1,219			$1,247	$328			$1,575

Operating expenses:
Cost of goods sold	1	21	(f)	1,011	1,033	80			1,113
Research and development	6,887	-			6,887	-			6,887
Royalties	-	-			-	46			46
Selling, general and administrative	10,092	579	(f)	10	10,681	-	(h)	376	11,057

Total operating expenses	16,980	600	(f)	1,021	18,601	126	(h)	376	19,103

Operating income (loss)	(16,952)	619			(17,354)	202			(17,528)

Other income (expenses):
Interest income (expenses), net	1	-	(g)	(841)	(840)	-	(i)	(315)	(1,155)
Realized gain on sale of marketable securities, net	5	-			5	-			5
Change in fair value of derivative instruments	(53,614)	-			(53,614)	-			(53,614)
Total other income (expenses), net	(53,608)	-	(g)	(841)	(54,449)	-	(i)	(315)	(54,764)

Income (loss) before provision for income taxes	(70,560)	619			(71,803)	202			(72,292)

Income tax expense	(65)	-			(65)	-			(65)

Net income (loss)	$(70,625)	$619			$(71,868)	$202			$(72,357)

Net loss per common share, basic and diluted	$(3.03)				$(3.08)				$(3.10)

Weighted average common shares outstanding, basic and diluted	23,334,967				23,334,967				23,334,967
__________________________________________________
(1)	Results for the period January 1, 2014 through March 26, 2014

Note 1 – Basis of Pro Forma Presentation

Manchester Pharmaceuticals LLC

On March 26, 2014 (the “Closing Date”), the Company acquired 100% of the outstanding membership interests of Manchester Pharmaceuticals, LLC (“Manchester”). Under the terms of the agreement, the Company paid $29.5 million upon consummation of the transaction. The Company entered into a promissory note with Manchester principals for $33 million which was discounted to $31.3 million to be paid in three equal installments of $11 million within three, six, and nine months after closing. In addition, the Company agreed to make contractual payments based on 10% of net sales of the products Chenodal and Vecamyl to the former members of Manchester. Additional contingent payments will be made based on 5% of net sales from new products derived from the existing products.

Thiola® License

On May 29, 2014, the Company entered into a license agreement with Mission Pharmacal Company (“Mission”), a privately-held healthcare medications and treatments provider, for the U.S. marketing rights to Thiola®. The license adds Thiola® to the Company’s product line. In July 2014, the Company amended the license agreement with Mission to secure the Canadian marketing rights to the product at no additional cost.

Upon execution of the agreement, the Company paid Mission an up-front license fee of $3 million. In addition, the Company shall pay guaranteed minimum royalties during each calendar year of $2 million through June 30, 2024. As of June 30, 2014, the present value of guaranteed minimum royalties payable is $11.8 million using a discount rate of approximately 11% based on the Company’s current borrowing rate.. The Company capitalized approximately $15 million related to the Thiola asset which consists of the up-front license fee, professional fees, and the present value of the guaranteed minimum royalties.

The purchase of the product line has a contractual life related to the right to license the Thiola® product. Accordingly, the useful life related to the acquired product right is expected to be 10 years.

The total amount capitalized to the asset was as follows:

Amount
Cash paid upon consummation,	$3,000,000
Present value of the guaranteed minimum royalties	11,849,647
Professional fees	200,000
Total capitalized	$15,049,647

Note 2 – Proforma Adjustments

Manchester adjustments for the year ended December 31, 2013
(a)
To reflect the incremental amortization based on the preliminary fair values of the intangible assets acquired. The amounts capitalized to product rights, customer relationships and trade name and the subject average amortization amounts are as follows:

		December 31, 2013
	Capitalized Asset	Average Amortization Method/Period	Estimated Three Month Amortization Expense
Product Rights	$71,372,000	Straight Line/Sixteen Years	$4,461,000
Customer Relationships	403,000	Straight Line/Ten Years	40,000
Trade Name	175,000	Straight Line/One Year	175,000
Total	$71,950,000		$4,676,000

(b)
To reflect the imputed interest expense on the $33 million non-interest bearing note using a discount rate of 11.07%. The discount rate is estimated based on current borrowing rates available to the Company. The rate is determined using the current 1 Year LIBOR Rate of 0.53% plus 10.54%.

(c)
To reflect shares issued in Retrophin Inc.'s 2014 capital raise allocated to cash consideration paid upon consummation of acquisition.  On January 9, 2014, the Company raised $40 million and issued 4,705,882 shares of common stock.

Thiola adjustments for the year ended December 31, 2013
(d)
To reflect the amortization expense to be recorded based on the amount capitalized to the Thiola asset. The amount capitalized to the Thiola asset and the subsequent average amortization amounts are as follows:

	Capitalized Asset	Average Amortization Method/Period	Estimated Annual Amortization Expense
Product Rights	$15,049,647	Straight Line/Ten years	$1,504,965

(e)
To reflect the imputed interest expense on the $20 million guaranteed minimum royalties’ payable to Mission using a discount rate of 11.07% based on the Company’s current borrowing rates available to the Company. The discount rate is estimated based on current borrowing rates available to the Company. The rate is determined using the current 1 Year LIBOR Rate of 0.53% plus 10.54%.

Manchester adjustments for the three months ended March 31, 2014
(f)
To reflect the incremental amortization based on the preliminary fair values of the intangible assets acquired. The amounts capitalized to product rights and customer relationships and the subject amortization amounts are as follows:

		March 31, 2014
	Capitalized Asset	Average Amortization Method/Period	Estimated Three Month Amortization Expense
Product Rights	$71,372,000	Straight Line/Sixteen Years	$1,011,000
Customer Relationships	403,000	Straight Line/Ten Years	10,000
Total	$71,775,000		$1,021,000

(g)
To reflect the imputed interest expense on the $33 million non-interest bearing note using a discount rate of 11.07%. The discount rate is estimated based on current borrowing rates available to the Company. The rate is determined using the current 1 Year LIBOR Rate of 0.53% plus 10.54%.

Thiola adjustments for the three months ended March 31, 2014
(h)
To reflect the amortization expense to be recorded based on the amount capitalized to the Thiola asset. The amount capitalized to the Thiola asset and the subsequent average amortization amounts are as follows:

	Capitalized Asset	Average Amortization Method/Period	Estimated Three Month Amortization Expense
Product Rights	$15,049,647	Straight Line/Ten years	$376,241

(i)
To reflect the imputed interest expense on the $20 million guaranteed minimum royalties’ payable to Mission using a discount rate of 11.07% based on the Company’s current borrowing rates available to the Company. The discount rate is estimated based on current borrowing rates available to the Company. The rate is determined using the current 1 Year LIBOR Rate of 0.53% plus 10.54%.